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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2001 relating to the financial statements and financial statement schedule of Digital Impact, Inc., which appears in Digital Impact, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001.




/s/ PricewaterhouseCoopers LLP

San Jose, California
February 14, 2002